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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 22, 2002
                                                           ------------


                            AFP Imaging Corporation
                            -----------------------
             (Exact name of registrant as specified in its charter)


          New York                        0-10832                13-2956272
          --------                        -------                ----------
(State or other jurisdiction            (Commission)           (IRS Employer
     of incorporation)                  File Number)        Identification No.)


      250 Clearbrook Road, Elmsford, New York                    10523
      ----------------------------------------                   -----
      (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (914) 592-6100


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Item 5.  Other Events.

On May 22, 2002, the Company settled the civil complaint filed on December 18, 1995, in the Superior Court of the Commonwealth of Massachusetts. Such complaint had been instituted by a former vendor of Visiplex Instruments Ltd., based on an alleged breach of New York State Bulk Sales Notice Law, claiming that no notice of the bulk transfer was given in July 1995, when the Company acquired selected assets and liabilities of Visiplex. The complaint sought damages in the sum of $443,500 for unpaid material invoices and $19.9 million in consequential damages, treble damages, interest and attorney fees. The lawsuit was dismissed, with prejudice, and a settlement payment of $45,000 was made by the Company. Such amount had been accrued in the Company's consolidated financial statements as of March 31, 2002. The settlement is final and binding and has been recorded in the Commonwealth of Massachusetts Superior Court. AFP Imaging Corporation, Visiplex Instruments Corporation as successor to Xenon Industries, Inc., and certain named corporate officers were all dismissed as defendants in this case, and complete releases were given to the Company and its subsidiaries.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  May 24, 2002


                                                  AFP Imaging Corporation



                                        By:           /s/Elise Nissen
                                           -------------------------------------
                                                        Elise Nissen
                                                  Chief Financial Officer